EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

OF

BIG BOULDER CORPORATION

(a Pennsylvania corporation)

WITH AND INTO

BLUE RIDGE REAL ESTATE COMPANY

(a Pennsylvania corporation)

This AGREEMENT AND PLAN OF MERGER (the “Plan of Merger”) is dated as of August 29, 2013 by and between Big Boulder Corporation, a Pennsylvania corporation (“BBC”), and Blue Ridge Real Estate Company, a Pennsylvania corporation (“Blue Ridge”).

RECITALS

WHEREAS, BBC is a Pennsylvania corporation whose authorized stock consists of 3,000,000 shares of common stock, without par value (the “BBC Common Stock”);

WHEREAS, Blue Ridge is a Pennsylvania corporation whose authorized stock consists of 3,000,000 shares of common stock, without par value (the “Blue Ridge Common Stock”);

WHEREAS, BBC Common Stock and Blue Ridge Common Stock are currently combined in accordance with a Security Combination Agreement, dated as of September 20, 1966, by and between BBC and Blue Ridge (the “Security Combination Agreement”), and the by-laws of each of BBC and Blue Ridge, pursuant to which, among other things, BBC Common Stock and Blue Ridge Common Stock may only be transferred and traded in combination;

WHEREAS, certain of the shares BBC Common Stock and Blue Ridge Common Stock are represented by joint unit certificates (the “Unit Certificates”), with each Unit Certificate representing an equal number of shares of BBC Common Stock and Blue Ridge Common Stock;

WHEREAS, certain other of the shares BBC Common Stock and Blue Ridge Common Stock are represented by standalone certificates of BBC and Blue Ridge (the “Standalone Certificates”, and, together with the Unit Certificates, the “Outstanding Certificates”);

WHEREAS, the Boards of Directors of each of BBC and Blue Ridge deem it advisable and in the best interests of the shareholders of BBC and Blue Ridge to consummate the business combination provided for herein; WHEREAS, in furtherance thereof, the Boards of Directors of each of BBC and Blue Ridge have approved this Agreement and the Plan of Merger in accordance with the Pennsylvania Business Corporation Law (the “PBCL”);

WHEREAS, the Boards of Directors of each of BBC and Blue Ridge have determined to recommend to the shareholders of BBC and Blue Ridge the adoption of this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

1.

Parties to Merger.  BBC and Blue Ridge (such parties being hereinafter sometimes together referred to as the “Constituent Entities”) shall effect a merger (the “Merger”) in accordance with and subject to the terms and conditions of the Plan of Merger.

2.

Merger; Governing Law.  At the Effective Time (as defined in Section 3 hereof), BBC shall be merged with and into Blue Ridge (which latter corporation shall be, and is hereinafter sometimes referred to as, the “Surviving Corporation”), and the separate corporate existence of BBC shall cease. The Surviving Corporation shall continue to be governed by the laws of the Commonwealth of Pennsylvania.  The name of the Surviving Corporation shall be “Blue Ridge Real Estate Company.”

3.

Closing; Filing and Effective Time.

(a)

Closing.  The closing of the Merger (the “Closing”) shall take place of the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, at 10:00 a.m. on a date to be specified by the parties which shall be no later than two business days after the satisfaction of the conditions set forth in Section 12 (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties.

(b)

Effective Time.  Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, Articles of Merger complying with the PBCL shall be filed with the Department of State of the Commonwealth of Pennsylvania and such other documents and instruments as are required by, and complying in all respects with the PBCL, shall be delivered to the appropriate state officials for filing.  The Merger shall become effective at 11:59 p.m. United States Eastern Time (the “Effective Time”) on October 31, 2013 (the “Effective Date”). 4.

Certificate of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A shall be and thereafter remain the Articles of Incorporation of the Surviving Corporation.

5.

Bylaws. At the Effective Time, the Bylaws in the form attached hereto as Exhibit B shall be and thereafter remain the Bylaws of the Surviving Corporation until altered, amended or repealed in the manner therein provided in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

6.

Directors and Officers. At the Effective Time, the directors and officers of Blue Ridge shall be the directors and officers of the Surviving Corporation. Each such director and officer shall hold office until his resignation or removal, in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

7.

Effect on Equity.

(a)

At the Effective Time and pursuant to the Merger, (i) each issued and outstanding share of capital stock of BBC, whether represented by a Unit Certificate or a Standalone Certificate of BBC, shall be canceled and converted automatically solely into the right to receive one fully paid and nonassessable share of common stock of the Surviving Corporation, and (ii) each issued and outstanding share of capital stock of Blue Ridge, whether represented by a Unit Certificate or a Standalone Certificate of Blue Ridge, shall be canceled and converted automatically solely into the right to receive one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)

Immediately following the Effective Time and the exchanges of capital stock made pursuant to the Merger described above in Section 7(a), as provided in the Amended and Restated Articles of Incorporation of the Surviving Corporation, every two outstanding shares of common stock of the Surviving Corporation shall be combined into and automatically become one share of common stock of the Surviving Corporation (the “Reverse Split”).

8.

Exchange of Shares and Surrender of Outstanding Certificates.

(a)

Exchange Procedure. Prior to the Effective Time, Blue Ridge shall enter into an agreement with IST Shareholder Services, or such other bank or trust company that is reasonably satisfactory to Blue Ridge (the “Exchange Agent”).  As promptly as reasonably practical after the Effective Time, Blue Ridge shall cause the Exchange Agent to mail to each holder of record of Outstanding Certificates a letter of transmittal and instructions (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Outstanding Certificates shall pass, only upon proper delivery of the Outstanding Certificates or transfer of uncertificated shares of BBC Common Stock or Blue Ridge Common Stock (“Uncertificated Shares”) to the Exchange Agent for use in exchanging Outstanding Certificates for shares of the Surviving Corporation.  Upon (x) surrender to the Exchange Agent of an Outstanding Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, or (y) receipt of an “agent’s message” by the Exchange Agent (or any other evidence that the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holder of such Outstanding Certificates shall be entitled to receive in exchange therefor that number of shares of common stock of the Surviving Corporation to which the holder thereof is entitled pursuant to Section 7 (which shall be in uncertificated book entry form), and the Outstanding Certificate or Uncertificated Shares so surrendered shall forthwith be canceled.

(b)

No Liability.  None of BBC, Blue Ridge, the Exchange Agent or any other person shall be liable to any former holder of shares of BBC Common Stock and Blue Ridge Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

(c)

Lost, Stolen or Destroyed Certificates.  If any Outstanding Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Outstanding Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Outstanding Certificate the amount of shares of common stock of the Surviving Corporation to which the holder thereof is entitled pursuant to Section 7, and if required by the

Exchange Agent, the Surviving Corporation shall post a bond, in such reasonable amount as the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Outstanding Certificate and the Surviving Corporation shall also pay any fee charged by the Exchange Agent for such service.

(d)

Withholding Rights.  Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law.  To the extent that such amounts are so withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

9.

Security Combination Agreement.  At the Effective Time, the Security Combination Agreement shall be terminated and of no further force or effect.

10.

Tax-Free Reorganization Treatment.  Each of BBC and Blue Ridge shall use their reasonable best efforts to take or cause to be taken any action necessary for each of the Merger and the Reverse Split to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Neither BBC nor Blue Ridge shall (and following the Effective Time, Blue Ridge as the Surviving Corporation shall not) take any action that would cause either the Merger or the Reverse Split to fail to qualify for “reorganization” within the meaning of Section 368(a) of the Code.  This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-1(g) of the income tax regulations promulgated under the Code.  The Parties hereto shall prepare all books, records and filings in a manner consistent with this Section 10.  BBC and Blue Ridge shall deliver the Representation Letters to Counsel on the Effective Date so that Counsel can deliver to BBC and Blue Ridge the opinion described in Section 12(c).

11.

Proxy Statement and Meeting of Shareholders.

(a)

Proxy Statement.  As promptly as practicable after the execution of this Agreement, BBC and Blue Ridge shall prepare and file with the Securities Exchange Commission (the “Commission”) a joint proxy statement and forms of proxies under the Exchange Act (such joint proxy statement, together with any amendments or supplements thereto, the “Joint Proxy Statement”) relating to the adoption of this Agreement and the approval of the Merger.  BBC and Blue Ridge will each use reasonable efforts to: (i) cause the Joint Proxy Statement to comply as to form in all material respects with any applicable federal or state securities laws; (ii) to resolve the comments, if any, of the Commission and (iii) timely mail the Joint Proxy Statement to the shareholders.  The information provided by BBC and Blue Ridge for inclusion in the Joint Proxy Statement, at the time of mailing thereof and at the time of the Shareholders’ Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  BBC and Blue Ridge shall file the opinion described in Section 12(c) with the Commission by post-effective amendment to the registration statement on Form S-4 filed in connection with the transactions contemplated by this Agreement and in which the Joint Proxy Statement will be included as a prospectus.

(b)

Meeting of Shareholders.  As promptly as practicable following the date of this Agreement, each of BBC and Blue Ridge shall duly call, give notice of and take all action necessary in accordance with the PBCL and their respective articles of incorporation to convene and hold a meeting of the shareholders of BBC and Blue Ridge (the “Shareholders’ Meeting”) as promptly as practicable for the purpose of considering the adoption of this Agreement and the approval of the Merger.

12.

Conditions to the Merger.  The respective obligations of the Constituent Entities to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

(a)

This Agreement and the Merger shall have been duly approved by the requisite vote of the shareholders of the Constituent Entities; and

(b)

No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise restrict, prevent or prohibit the consummation of the Merger.

(c)

BBC and Blue Ridge shall have received an opinion from Morgan, Lewis & Bockius LLP, counsel to both BBC and Blue Ridge (“Counsel”), addressed to both BBC and Blue Ridge and dated the Effective Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Date, that each of the Merger and the Reverse Split should be treated as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BBC and Blue Ridge, reasonably satisfactory in form and substance to Counsel, and each of BBC and Blue Ridge shall cooperate with Counsel to deliver certificates of officers containing such representations and covenants prior to Counsel’s issuance of such opinion (the “Representation Letters”).

13.

Effect of Merger.  At the Effective Time, the Merger shall have the effect set forth in the PBCL.

14.

Further Assurances.  Each of the Constituent Entities shall use its best efforts to take all action and to do all things necessary in order to consummate and make effective the actions contemplated in the Plan of Merger.  If at any time the Surviving Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of BBC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of the Plan of Merger, BBC and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of the Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of BBC or otherwise to take any and all such action.

15.

Amendment or Termination.  The Plan of Merger may be amended or terminated at any time on or before the Effective Time by agreement of the Board of Directors and shareholders of BBC and the Board of Directors and shareholders of Blue Ridge, notwithstanding the approval of the Plan of Merger by the Boards of Directors and shareholders of the Constituent Entities.

16.

Counterparts.  The Plan of Merger may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.  The parties agree that a facsimile may be executed as an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have duly executed this Plan of Merger as of the day and year first written above.

BIG BOULDER CORPORATION

By:

/s/ Bruce Beaty

Name:  Bruce Beaty

Title:   President and CEO

BLUE RIDGE REAL ESTATE COMPANY

By:

/s/ Bruce Beaty

Name:  Bruce Beaty

Title:   President and CEO

[Signature page to Agreement and Plan of Merger]

Exhibit A

Surviving Corporation Articles of Incorporation

(See attached)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BLUE RIDGE REAL ESTATE COMPANY

Blue Ridge Real Estate Company (the “Corporation”), a corporation existing under the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), in compliance with Section 1915 of the BCL, does hereby certify as follows:

I.

The original Articles of Incorporation of the Corporation (the “Initial Articles”) were filed with the Department of State of the Commonwealth of Pennsylvania (the “Department of State”) on August 8, 1911 under the name Blue Ridge Real Estate Corporation.

II.

Amendments to the Initial Articles were filed with the Department of State on the September 9, 1943, September 29, 1955, August 1, 1960, September 23, 1966, September 15, 1967, January 26, 1968, November 13, 1968, September 24, 1976, June 15, 1982, October 15, 1987 and August 15, 1987.

III.

Restated Articles of Incorporation were filed with the Department of State on February 10, 2005.

IV.

The Corporation was incorporated under the Act of April 29, 1874, entitled “An act to provide for the incorporation and regulations of certain corporations,” as supplemented.

V.

These Amended and Restated Articles of Incorporation shall be effective as of 11:59 p.m. United States Easter Time on October 31, 2013.

VI.

In accordance with Section 1914(a) of the BCL, the following Amended and Restated Articles of Incorporation of the Corporation were approved by the Board of Directors of the Corporation, by unanimous consent dated August29, 2013, and adopted by the shareholders of the Corporation at a special meeting held on [_____], 2013.

VII.

The Restated Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

FIRST:

Corporate Name.  The name of the corporation is Blue Ridge Real Estate Company (the “Corporation”).

SECOND:

Registered Office.  The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is Moseywood Road at PA Route 940, Star Route, White Haven, Kidder Township, Carbon County, Pennsylvania 18661.

THIRD:

Corporate Purpose.  The purpose of the Corporation shall be to own, buy, sell, lease, manage and deal in real estate and real property or any interest therein; to survey, subdivide, plot, improve and develop lands for purposes of retention, sale or lease; to buy, erect construct and maintain houses, buildings, structures for retention, sale or lease; to engage generally in the real estate business and such activities as are incident thereto; to furnish non-professional services incident to the handling of injury and damage claims; to engage in the business of contracting and engineering and of providing contracting and engineering services for others; to operate and manage hotels, resorts, recreational areas, houses, buildings and structures, and appurtenant and incidental facilities.

FOURTH:

Corporate Existence.  The term of existence of the Corporation shall be perpetual.

FIFTH:

Capital Stock.  The authorized capital stock of the Corporation shall consist of 6,000,000 shares of common stock, without par value, which shares shall be uncertificated.

Effective immediately following the effective time of the these Amended and Restated Articles of Incorporation, every two outstanding shares of common stock of the Corporation shall, without further action by the Corporation or the holder thereof, be combined into and automatically become one share of common stock of the Corporation.

SIXTH:

Directors. The number of directors of the Corporation shall be as provided in the Bylaws of the Corporation.

Section 1.  Directors and Officers as Fiduciaries.  A director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.  In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person or a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 2.  Personal Liability of Directors.  A director of the Corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 3.  Personal Liability of Officers.  An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Amended and Restated Articles of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 4.  Interpretation of Article 6.  The provisions of Sections 2 and 3 of this Article 6 shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Article 6 have been adopted pursuant to the authority of sections 204A(10) and 801 of the Pennsylvania Business Corporation Law, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this Article is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.  Each person who serves as a director or officer of the Corporation while this Article 6 is in effect shall be deemed to be doing so in reliance on the provisions of this Article.  No amendment to or repeal of this Article 6, nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article 6, shall apply to or have any effect on, the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision.  In any action, suit or proceeding involving the application of the provisions of this Article 6, the party or parties challenging the right of a director or officer to the benefits of this Article 6 shall have the burden of proof.

SEVENTH:

Control Transactions.  Subchapter E of Chapter 25 of the BCL, as codified at 15 Pa. C.S. Sections 2541-2548, shall not be applicable to the Corporation.

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed by the Chief Executive Officer of the Corporation this ____ day of __________, 2013.

BLUE RIDGE REAL ESTATE COMPANY

By:  _________________________________

Name:  Bruce Beaty

Title:

President and CEO

Exhibit B

Surviving Corporation Bylaws

(See attached)

AMENDED AND RESTATED BYLAWS

OF

BLUE RIDGE REAL ESTATE COMPANY

(a Pennsylvania corporation)

ARTICLE I

OFFICES AND FISCAL YEAR

Section 1.01

Registered Office.  The registered office of the corporation in the Commonwealth of Pennsylvania shall be fixed in the articles of incorporation (the "articles") or by the board of directors, provided that a record of such change is filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State") in the manner provided by the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

Section 1.02

Other Offices.  The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.03

Fiscal Year.  Except as may be otherwise determined by the board of directors, the fiscal year of the corporation shall begin on the first day of November and end on the last day of October of each year.

ARTICLE II

NOTICE AND WAIVERS

Section 2.01

Manner of Giving Notice.

(a)

General Rule.  Any notice required to be given to any person under the provisions of the PBCL, the articles or these bylaws shall be given to the person:

(1)

By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for notice purposes.  Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or

(2)

By facsimile transmission, e-mail or other electronic communication to the person's facsimile number or e-mail address or other electronic communications supplied by the person to the corporation for notice purposes.  Notice given pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.

(b)

Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken; provided, however, if the board of directors fixes a new record date for the adjourned meeting, notice shall be given in accordance with Section 2.03.

Section 2.02

Notice of Meetings of Board of Directors.  Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication), 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place, if any, of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of the meeting.

Section 2.03

Notice of Meetings of Shareholders.

(a)

General Rule.  Written notice of every meeting of shareholders shall be given by, or at the direction of, the secretary of the corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in the case of a meeting that will consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under the PBCL, or (2) five days prior to the day named for the meeting in any other case.  If the secretary of the corporation or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the PBCL, the articles or these bylaws.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)

Notice of Action by Shareholders on Bylaws.  In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these bylaws.  There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

Section 2.04

Waiver of Notice.

(a)

Written Waiver.  Whenever any written notice is required to be given under the provisions of the PBCL, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)

Waiver by Attendance.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05

Modification of Proposal Contained in Notice.  Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the PBCL, the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06

Exception to Requirement of Notice.

(a)

General Rule.  Whenever any notice or communication is required to be given to any person under the provisions of the PBCL, the articles, these bylaws, or the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)

Shareholders Without Forwarding Addresses.  Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address.  Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE III

SHAREHOLDERS

Section 3.01

Place of Meeting.  Except as otherwise provided in this section, all meetings of shareholders of the corporation shall be held at the executive office of the corporation or such other geographic location, if any, as may be designated by the board of directors in the notice of a meeting.  A meeting of shareholders may be held by means of the Internet or other electronic technology, provided that the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

Section 3.02

Annual Meeting.  The board of directors may fix and designate the date and time of the annual meeting of shareholders.  At the annual meeting, shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.  If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 3.03

Special Meetings.

(a)

Call of Special Meetings.  Special meetings of the shareholders may be called at any time by the (i) board of directors or (ii) shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular special meeting.

(b)

Fixing of Time for Meeting.  At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary of the corporation to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request.  If the secretary of the corporation neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 3.04

Quorum and Adjournment.

(a)

General Rule.  A meeting of shareholders shall not be organized for the transaction of business unless a quorum is present.  The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)

Withdrawal of a Quorum.  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)

Adjournments Generally.  Any meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized for lack of a quorum, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

(d)

Electing Directors at Adjourned Meeting.  Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)

Other Action in Absence of Quorum.  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

(f)

Effect of Proxy on Quorum.  If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

Section 3.05

Action by Shareholders.  Except as otherwise provided in the PBCL, the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 3.06

Conduct of Shareholders Meeting.  At every meeting of the shareholders, the chairman of the board, if there is one, or, if none, one of the following persons present in the order stated:  the vice chairman of the board, the president of the corporation, the vice presidents of the corporation in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as the presiding officer of the meeting.  The secretary of the corporation or, in the absence of the secretary, an assistant secretary of the corporation, or, in the absence of both the secretary and assistant secretary, a person appointed by the presiding officer of the meeting, shall act as secretary of the meeting.  Except as otherwise provided by prior action of the board of directors, the presiding officer of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

Section 3.07

Voting Rights of Shareholders.  Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08

Voting and Other Action by Proxy.

(a)

General.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.  The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.  Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)

Execution and Filing.  Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney in fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent.  A shareholder or such shareholder's duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy.  A telegram, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this subsection if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)

Revocation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission.  An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

(d)

Expenses.  The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board of directors, including solicitation by professional proxy solicitors and otherwise.

Section 3.09

Voting by Corporations.

(a)

Voting by Corporate Shareholders.  Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of the corporation (or express consent in lieu of a meeting) by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b)

Controlled Shares.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.10

Determination of Shareholders of Record.

(a)

Fixing Record Date.  The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)

Determination When a Record Date is Not Fixed.  If a record date is not fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  The record date for determining shareholders entitled to express consent or dissent to corporate action without a meeting, when prior action by the board of directors is not necessary, to call a special meeting of the shareholders, or to propose an amendment of the articles, shall be the close of business on the day on which the first consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 3.11

Voting Lists.

(a)

General Rule.  The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

(b)

Effect of List.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.12

Judges of Election.

(a)

Appointment.  In advance of any meeting of shareholders of the corporation, the board of directors may appoint one or three judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.  In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)

Duties.  The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.  On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.13

Consent of Shareholders in Lieu of Meeting.  Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto signed by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.  If action by written notice is by less than unanimous consent of the shareholders entitled to vote on the matter, the action shall not become effective until after at least 10 days' notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto.  The secretary of the corporation shall give notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five days following the secretary's receipt of such written consent or consents.

Section 3.14

Use of Conference Telephone or Other Technology.  The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the PBCL, the articles and these bylaws.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01

Powers; Personal Liability.

(a)

General Rule.  All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)

Personal Liability of Directors.  A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless  the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the PBCL (or any successor provision), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The foregoing shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or for the payment of taxes pursuant to local, state or federal law.

(c)

Notation of Dissent.  A director who is present at a meeting of the board of directors, or of a committee thereof, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a director who voted in favor of the action.  Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02

Qualifications and Selection of Directors.

(a)

Qualifications.  Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b)

Power to Select Directors.  Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.

(c)

Election of Directors.  In elections of directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 4.03

Number and Term of Office.

(a)

Number.  The board of directors shall consist of such number of directors, not less than four nor more than eight, as may be determined from time to time by resolution of the board of directors.

(b)

Term of Office.  Each director shall hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)

Resignation.    Any director may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04

Vacancies.

(a)

General Rule.  Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)

Action by Resigned Directors.  When one or more directors resign from the board of directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05

Removal of Directors.

(a)

Removal by the Shareholders.    The entire board of directors, any class of the board of directors, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause.  In case the board of directors or a class of the board of directors or any one or more directors are so removed, new directors may be elected at the same meeting.

(b)

Removal by the Board.    The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

(c)

Removal in the Case of Cumulative Voting.  An individual director shall not be removed (unless the entire board of directors or class of the board of directors is removed) from the board of directors if the shareholders are entitled to vote cumulatively for the board of directors or a class of the board of directors if sufficient votes are cast against the resolution for removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the board or to the class.

Section 4.06

Place of Meetings.  Meetings of the board of directors may be held at such place, if any, within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07

Organization of Meetings.  At every meeting of the board of directors, the chairman of the board, if there is one, or, if none, a person chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary of the corporation or, in the absence of the secretary of the corporation, an assistant secretary, or, in the absence of the secretary of the corporation and the assistant secretary, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08

Regular Meetings.  Regular meetings of the board of directors shall be held at such time and place, if any, as shall be designated from time to time by resolution of the board of directors.

Section 4.09

Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board by two or more of the directors.

Section 4.10

Quorum of and Action by Directors; Consent.

(a)

General Rule.    A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)

Action by Consent.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.11

Executive and Other Committees.

(a)

Establishment and Powers.  The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1)

The submission to shareholders of any action requiring approval of shareholders under the PBCL;

(2)

The creation or filling of vacancies in the board of directors;

(3)

The adoption, amendment or repeal of these bylaws;

(4)

The amendment or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board; and

(5)

Action on matters committed by a resolution of the board exclusively to another committee of the board of directors.

(b)

Alternate Committee Members.  The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)

Term.  Each committee of the board of directors shall serve at the pleasure of the board of directors.

(d)

Committee Procedures.  The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee thereof.

Section 4.12

Compensation.  The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

Section 4.13

Use of Conference Telephone or Other Technology.  Any director may participate in any meeting of the board of directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 5.01

Officers Generally.

(a)

Number, Qualifications and Designation.  The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03.  Officers may but need not be directors or shareholders of the corporation.  The president and secretary shall be natural persons of full age.  The board of directors may elect from among the members of the board of directors a chairman of the board and a vice chairman of the board who shall be officers of the corporation.  Any number of offices may be held by the same person.

(b)

Bonding.  The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c)

Standard of Care.  In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.  An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self dealing, willful misconduct or recklessness.  The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.02

Election, Term of Office and Resignations.

(a)

Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  Election or appointment of an officer or agent shall not of itself create contract rights.

(b)

Resignations.  Any officer may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03

Subordinate Officers, Committees and Agents.  The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require or the board of directors deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04

Removal of Officers and Agents.  Any officer or agent of the corporation may be removed by the board of directors with or without cause.  The removal shall be without prejudice to the contract rights, if any, of any person so removed.

Section 5.05

Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06

Authority.

(a)

General Rule.  All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

(b)

Chief Executive Officer.  The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.

Section 5.07

Chairman and Vice Chairman of the Board.  The chairman of the board or in the absence of the chairman, the vice chairman of the board, or in the absence of a chairman or vice chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5.08

President.  The president of the corporation shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board.  The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and, if the chairman of the board is the chief executive officer of the corporation, the chairman of the board.

Section 5.09

Vice Presidents.  The vice presidents of the corporation shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.10

Secretary.  The secretary or an assistant secretary of the corporation shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and prepare the minutes of the meetings of the shareholders and of the board of directors and of committees thereof in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.11

Treasurer.  The treasurer or an assistant treasurer of the corporation shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.12

Compensation.  The compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors.  The compensation of any other officers, employees and other agents shall be fixed from time to time by the board of directors or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03.  No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01

Share Certificates.

(a)

Form of Certificates.  Unless the articles provide for uncertificated shares, shares of the corporation shall be represented by certificates.  Certificates representing shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  If the corporation is authorized to issue shares of more than one class or series, certificates representing shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized  to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b)

Share Register.  The share register or transfer books and blank share certificates shall be kept by the secretary of the corporation or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02

Issuance.  Any share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued.  They shall be executed in such manner as the board of directors shall determine.

Section 6.03

Transfer.  Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

Section 6.04

Record Holder of Shares.  The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05

Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS

AND OTHER AUTHORIZED REPRESENTATIVES

Section 7.01

Scope of Indemnification.

(a)

General Rule.  The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except to the extent prohibited by applicable law.

(b)

Partial Payment.    If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)

Presumption.  The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d)

Definitions.  For purposes of this Article:

(1)

"indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

(2)

"indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture , trust, employee benefit plan or other entity or enterprise);

(3)

"liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

(4)

"proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02

Proceedings Initiated by Indemnified Representatives.  Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.  This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03

Advancing Expenses.  The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 or otherwise that such person is not entitled to be indemnified by the corporation pursuant to this Article.  Neither action by the board of directors nor confirmation of the financial ability of an indemnified representative to repay an advance shall be a prerequisite to the making of such advance.

Section 7.04

Securing of Indemnification Obligations.  To further effect, satisfy or secure  the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate.  Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05

Payment of Indemnification.  An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

Section 7.06

Contribution.  If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.07

Mandatory Indemnification of Directors, Officers, etc.  To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in PBCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7.08

Contract Rights, Amendment or Repeal.  All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound.  Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.09

Scope of Article.  The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity.  The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.10

Reliance on Provisions.  Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7.11

Interpretation.  The provisions of this Article are intended to constitute bylaws authorized by the PBCL.

ARTICLE VIII

MISCELLANEOUS

Section 8.01

Corporate Seal.  The corporation may have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

Section 8.02

Checks.  All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

Section 8.03

Contracts.

(a)

General Rule.  Except as otherwise provided in the PBCL in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

(b)

Statutory Form of Execution of Instruments.  Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 8.04

Interested Directors or Officers; Quorum.

(a)

General Rule.  A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if: (i)  the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b)

Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

Section 8.05

Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

Section 8.06

Corporate Records.

(a)

Required Records.  The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.  The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the corporation, or at the office of its registrar or transfer agent.  Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)

Right of Inspection by Shareholders.  Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the corporation.

(c)

Examination by Directors.  Any director shall have the right to examine the corporation's share register, a list of its shareholders and its other books and records for a purpose reasonably related to the person's position as a director.

(d)

Examination Subject to Confidentiality.  Any examination of the corporation's share register, list of shareholders, books and records of account, and other records in accordance with subsections (b) and (c) above shall be subject to such reasonable conditions of confidentiality and other safeguards as shall be necessary or appropriate, in the judgment of the board of directors of the corporation, to protect the corporation's proprietary, trade secret and other legally protectable information.

Section 8.07

Amendment of Bylaws.  These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders or by consent in lieu thereof, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors in office at any regular or special meeting of directors or by consent in lieu thereof.  Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.